Exhibit 99.1

1 North Brentwood Boulevard	Phone: 314.854.8000
15th Floor	Fax: 314.854.8003
St. Louis, Missouri 63105
www.Belden.com
News Release

Belden Reports Results for Fourth Quarter and Full Year 2016

St. Louis, Missouri - February 2, 2017 - Belden Inc. (NYSE: BDC), a global leader in high quality, end-to-end signal transmission solutions for mission-critical applications, today reported fiscal fourth quarter and full year 2016 results for the period ended December 31, 2016.

Fourth Quarter 2016
On a GAAP basis, revenues for the quarter totaled $612.4 million, increasing $15.2 million, or 2.5%, compared to $597.2 million in the fourth quarter 2015. Gross profit margin in the fourth quarter was 42.7%, increasing 80 basis points from 41.9% in the year-ago period. Net income was $34.0 million compared to $49.7 million in the prior-year period. Net income as a percentage of revenues was 5.5% in the fourth quarter, declining 280 basis points from 8.3% in the prior-year period. EPS totaled $0.59 compared to $1.17 in the fourth quarter 2015. The prior year EPS included incremental benefits of tax planning initiatives, and current year EPS included the dilutive impact of the mandatory convertible preferred stock.

Adjusted revenues for the quarter totaled $608.2 million, increasing $5.7 million, or 0.9%, compared to $602.5 million in the fourth quarter 2015. Adjusted gross profit margin was 43.4%, increasing 30 basis points from the year-ago period. Adjusted EBITDA margin was 20.1%, increasing 110 basis points from 19.0% in the year-ago period. Adjusted EPS was $1.42 compared to $1.63 in the fourth quarter 2015. The prior year adjusted EPS included incremental benefits of tax planning initiatives, and current year EPS included the dilutive impact of the mandatory convertible preferred stock. Adjusted results are non-GAAP measures, and a non-GAAP reconciliation table is provided as an appendix to this release.

John Stroup, President, CEO and Chairman of Belden Inc., said, “We are pleased to deliver another quarter of organic growth and margin expansion as our team continues to generate share capture and drive sustainable productivity improvements.”

Full Year 2016
On a GAAP basis, revenues for the year totaled $2.357 billion, up 2.1% compared to $2.309 billion in the full year 2015. Gross profit margin in 2016 was 41.6%, increasing 180 basis points from 39.8% in the year-ago period. Net income was $128.0 million compared to $66.2 million in 2015. Net income as a percentage of revenues was 5.4% for the full year, increasing 250 basis points from 2.9% in the prior year. EPS totaled $2.65, compared to $1.55 in 2015, an increase of 71.0%.

Adjusted revenues for the year totaled $2.358 billion, down slightly from $2.361 billion in 2015. Adjusted gross profit margin in 2016 was 42.3%, increasing 70 basis points from 41.6% in the year-ago period. Adjusted EBITDA margin was 18.3%, increasing 130 basis points from 17.0% in the year-ago period. Adjusted net income increased 12.3%, and adjusted EPS increased 5.8% to $5.27, compared to $4.98 in 2015.

Mr. Stroup remarked, “In 2016 we continued to significantly expand EBITDA margins, which are now within our long-term goal of 18-20% as a result of improvements in all five platforms. In addition, we generated record operating and free cash flow. We see many opportunities to build on these successes in 2017 and beyond.”

Outlook
“Our balanced portfolio and proven business system allow us to perform well under a variety of market situations. Consistent with our commitment to continuous improvement, we expect further EBITDA margin expansion across the organization in 2017. We also expect another year of organic growth. When paired with our strong balance sheet and optimism around acquisition-related opportunities, we feel confident that Belden remains well-positioned for success,” said Mr. Stroup.

The Company expects first quarter 2017 GAAP and adjusted revenues to be $540 - $560 million. For the full year ending December 31, 2017, the Company expects GAAP and adjusted revenues to be $2.355 - $2.405 billion.

The Company expects first quarter 2017 GAAP EPS to be $0.41 - $0.51. For the full year ending December 31, 2017, the Company expects GAAP EPS to be $3.35 - $3.60.

The Company expects first quarter 2017 adjusted EPS to be $0.83 - $0.93. For the full year ending December 31, 2017, the Company continues to expect adjusted EPS to be $4.95 - $5.20.

Earnings Conference Call
Management will host a conference call today at 8:30 am ET to discuss results of the quarter and full year. The listen-only audio of the conference call will be broadcast live via the Internet at http://investor.belden.com. The dial-in number for participants in the U.S. is 888-339-3466; the dial-in number for participants outside the U.S. is 719-325-2360. A replay of this conference call will remain accessible in the investor relations section of the Company’s Web site for a limited time.

Net Income and Earnings per Share (EPS)
All references to Net Income and EPS within this earnings release refer to net income attributable to Belden and income from continuing operations per diluted share attributable to Belden common stockholders, respectively.

Use of Non-GAAP Financial Information
Adjusted results are non-GAAP measures that reflect certain adjustments the Company makes to provide insight into operating results. GAAP to non-GAAP reconciliations accompany the condensed consolidated financial statements included in this release and have been published to the investor relations section of the Company’s Web site at http://investor.belden.com.

BELDEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015

	(In thousands, except per share data)
Revenues	$612,435	$597,244	$2,356,672	$2,309,222
Cost of sales	(350,651)	(347,127)	(1,375,678)	(1,391,049)
Gross profit	261,784	250,117	980,994	918,173
Selling, general and administrative expenses	(122,099)	(130,094)	(494,224)	(525,518)
Research and development	(34,304)	(37,312)	(140,601)	(148,311)
Amortization of intangibles	(22,782)	(25,701)	(98,385)	(103,791)
Impairment of assets held for sale	(23,931)	—	(23,931)	—
Operating income	58,668	57,010	223,853	140,553
Interest expense, net	(23,092)	(26,582)	(95,050)	(100,613)
Loss on debt extinguishment	(2,342)	—	(2,342)	—
Income from continuing operations before taxes	33,234	30,428	126,461	39,940
Income tax benefit	672	19,228	1,185	26,568
Income from continuing operations	33,906	49,656	127,646	66,508
Loss from discontinued operations, net of tax	—	—	—	(242)
Loss from disposal of discontinued operations, net of tax	—	—	—	(86)
Net income	33,906	49,656	127,646	66,180
Less: Net loss attributable to noncontrolling interest	(71)	(24)	(357)	(24)
Net income attributable to Belden	33,977	49,680	128,003	66,204
Less: Preferred stock dividends	8,733	—	15,428	—
Net income attributable to Belden common stockholders	$25,244	$49,680	$112,575	$66,204
Weighted average number of common shares and equivalents:
Basic	42,157	41,978	42,093	42,390
Diluted	42,674	42,482	42,557	42,953
Basic income (loss) per share attributable to Belden common stockholders:
Continuing operations	$0.60	$1.18	$2.67	$1.57
Discontinued operations	—	—	—	(0.01)
Disposal of discontinued operations	—	—	—	—
Net income	$0.60	$1.18	$2.67	$1.56
Diluted income (loss) per share attributable to Belden common stockholders:
Continuing operations	$0.59	$1.17	$2.65	$1.55
Discontinued operations	—	—	—	(0.01)
Disposal of discontinued operations	—	—	—	—
Net income	$0.59	$1.17	$2.65	$1.54
Common stock dividends declared per share	$0.05	$0.05	$0.20	$0.20

BELDEN INC.
OPERATING SEGMENT INFORMATION
(Unaudited)

	Broadcast Solutions	Enterprise Connectivity Solutions	Industrial Connectivity Solutions	Industrial IT Solutions	Network Security Solutions	Total Segments

	(In thousands, except percentages)
For the three months ended December 31, 2016
Segment Revenues	$208,787	$150,237	$146,730	$58,881	$43,521	$608,156
Segment EBITDA	48,553	20,693	27,548	11,011	15,047	122,852
Segment EBITDA margin	23.3%	13.8%	18.8%	18.7%	34.6%	20.2%
Depreciation expense	4,143	3,198	2,873	647	1,094	11,955
Amortization of intangibles	9,942	426	598	1,499	10,317	22,782
Severance, restructuring, and acquisition integration costs	4,543	4,682	1,941	410	122	11,698
Purchase accounting effects of acquisitions	(3,186)	912	—	—	—	(2,274)
Deferred gross profit adjustments	383	—	—	—	892	1,275
Patent settlement	(5,554)	—	—	—	—	(5,554)
Impairment of assets held for sale	—	—	15,731	—	—	15,731
For the three months ended December 31, 2015
Segment Revenues	$201,825	$147,154	$141,801	$62,776	$48,948	$602,504
Segment EBITDA	40,264	24,708	23,863	11,522	14,707	115,064
Segment EBITDA margin	19.9%	16.8%	16.8%	18.4%	30.0%	19.1%
Depreciation expense	4,052	3,144	2,705	580	1,019	11,500
Amortization of intangibles	12,439	428	725	1,490	10,619	25,701
Severance, restructuring, and acquisition integration costs	10,535	(109)	3,174	167	(130)	13,637
Purchase accounting effects of acquisitions	114	70	67	32	42	325
Deferred gross profit adjustments	(343)	—	—	—	6,793	6,450
For the twelve months ended December 31, 2016
Segment Revenues	$769,753	$603,188	$585,476	$235,441	$163,947	$2,357,805
Segment EBITDA	137,870	101,298	101,248	45,067	47,706	433,189
Segment EBITDA margin	17.9%	16.8%	17.3%	19.1%	29.1%	18.4%
Depreciation expense	16,229	13,226	11,038	2,396	4,319	47,208
Amortization of intangibles	47,248	1,718	2,394	6,016	41,009	98,385
Severance, restructuring, and acquisition integration costs	10,414	11,962	9,923	6,320	151	38,770
Purchase accounting effects of acquisitions	(2,991)	912	—	—	—	(2,079)
Deferred gross profit adjustments	1,774	—	—	—	4,913	6,687
Patent settlement	(5,554)	—	—	—	—	(5,554)
Impairment of assets held for sale	—	—	15,731	—	—	15,731
For the twelve months ended December 31, 2015
Segment Revenues	$739,970	$605,910	$603,350	$244,303	$167,050	$2,360,583
Segment EBITDA	113,638	100,214	99,941	43,253	44,620	401,666
Segment EBITDA margin	15.4%	16.5%	16.6%	17.7%	26.7%	17.0%
Depreciation expense	16,295	12,591	11,235	2,293	4,137	46,551
Amortization of intangibles	49,812	1,720	3,154	5,859	43,246	103,791
Severance, restructuring, and acquisition integration costs	39,078	723	6,228	169	972	47,170
Purchase accounting effects of acquisitions	132	52	334	32	9,197	9,747
Deferred gross profit adjustments	2,446	—	—	—	50,430	52,876

BELDEN INC.
OPERATING SEGMENT RECONCILIATION TO CONSOLIDATED RESULTS
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015

	(In thousands)
Total Segment Revenues	$608,156	$602,504	$2,357,805	$2,360,583
Deferred revenue adjustments	(1,275)	(5,260)	(6,687)	(51,361)
Patent settlement	5,554	—	5,554	—
Consolidated Revenues	$612,435	$597,244	$2,356,672	$2,309,222
Total Segment EBITDA	$122,852	$115,064	$433,189	$401,666
Income from equity method investment	716	311	1,793	1,770
Eliminations	(1,087)	(752)	(3,781)	(2,748)
Consolidated Adjusted EBITDA (1)	122,481	114,623	431,201	400,688
Amortization of intangibles	(22,782)	(25,701)	(98,385)	(103,791)
Depreciation expense	(11,955)	(11,500)	(47,208)	(46,551)
Severance, restructuring, and acquisition integration costs	(11,698)	(13,637)	(38,770)	(47,170)
Impairment of assets held for sale	(23,931)	—	(23,931)	—
Deferred gross profit adjustments	(1,275)	(6,450)	(6,687)	(52,876)
Patent settlement	5,554	—	5,554	—
Purchase accounting effects related to acquisitions	2,274	(325)	2,079	(9,747)
Consolidated operating income	58,668	57,010	223,853	140,553
Interest expense, net	(23,092)	(26,582)	(95,050)	(100,613)
Loss on debt extinguishment	(2,342)	—	(2,342)	—
Consolidated income from continuing operations before taxes	$33,234	$30,428	$126,461	$39,940

(1)	Consolidated Adjusted EBITDA is a non-GAAP measure. See Reconciliation of Non-GAAP Measures for additional information.

BELDEN INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2016	December 31, 2015
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$848,116	$216,751
Receivables, net	388,059	387,386
Inventories, net	190,408	195,942
Other current assets	29,176	37,079
Assets held for sale	23,193	—
Total current assets	1,478,952	837,158
Property, plant and equipment, less accumulated depreciation	309,291	310,629
Goodwill	1,385,995	1,385,115
Intangible assets, less accumulated amortization	560,082	655,871
Deferred income taxes	33,706	34,295
Other long-lived assets	38,777	67,534
	$3,806,803	$3,290,602
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$258,203	$223,514
Accrued liabilities	310,340	323,249
Current maturities of long-term debt	—	2,500
Liabilities held for sale	1,736	—
Total current liabilities	570,279	549,263
Long-term debt	1,620,161	1,725,282
Postretirement benefits	104,050	105,230
Deferred income taxes	14,276	46,034
Other long-term liabilities	36,720	39,270
Stockholders’ equity:
Preferred stock	1	—
Common stock	503	503
Additional paid-in capital	1,116,090	605,660
Retained earnings	783,812	679,716
Accumulated other comprehensive loss	(39,067)	(58,987)
Treasury stock	(401,026)	(402,793)
Total Belden stockholders’ equity	1,460,313	824,099
Noncontrolling interest	1,004	1,424
Total stockholders’ equity	1,461,317	825,523
	$3,806,803	$3,290,602

BELDEN INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(Unaudited)

	Twelve Months Ended
	December 31, 2016	December 31, 2015

	(In thousands)
Cash flows from operating activities:
Net income	$127,646	$66,180
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	145,593	150,342
Impairment of assets held for sale	23,931	—
Share-based compensation	18,178	17,745
Loss on debt extinguishment	2,342	—
Deferred income tax benefit	(30,034)	(45,674)
Changes in operating assets and liabilities, net of the effects of currency exchange rate changes and acquired businesses:
Receivables	(10,115)	6,066
Inventories	2,677	19,204
Accounts payable	39,298	(38,907)
Accrued liabilities	(13,181)	59,214
Accrued taxes	11,722	11,981
Other assets	760	(4,840)
Other liabilities	(4,023)	149
Net cash provided by operating activities	314,794	241,460
Cash flows from investing activities:
Capital expenditures	(53,974)	(54,969)
Cash used to acquire businesses, net of cash acquired	(18,848)	(695,345)
Other	(827)	—
Proceeds from disposal of business	—	3,527
Proceeds from disposal of tangible assets	392	533
Net cash used for investing activities	(73,257)	(746,254)
Cash flows from financing activities:
Proceeds from issuance of preferred stock, net	501,498	—
Borrowings under credit arrangements	222,050	200,000
Contribution from non-controlling interest	—	1,470
Payments under borrowing arrangements	(294,375)	(152,500)
Cash dividends paid	(16,079)	(8,395)
Withholding tax payments for share-based payment awards, net of proceeds from the exercise of stock options	(7,480)	(11,693)
Debt issuance costs paid	(3,910)	(898)
Payments under share repurchase program	—	(39,053)
Net cash provided by (used for) financing activities	401,704	(11,069)
Effect of foreign currency exchange rate changes on cash and cash equivalents	(11,876)	(8,548)
Increase (decrease) in cash and cash equivalents	631,365	(524,411)
Cash and cash equivalents, beginning of period	216,751	741,162
Cash and cash equivalents, end of period	$848,116	$216,751

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we provide non-GAAP operating results adjusted for certain items, including: asset impairments; accelerated depreciation expense due to plant consolidation activities; purchase accounting effects related to acquisitions, such as the adjustment of acquired inventory and deferred revenue to fair value and transaction costs; severance, restructuring, and acquisition integration costs; gains (losses) recognized on the disposal of businesses and tangible assets; amortization of intangible assets; gains (losses) on debt extinguishment; certain revenues and gains (losses) from patent settlements; discontinued operations; and other costs. We adjust for the items listed above in all periods presented, unless the impact is clearly immaterial to our financial statements. When we calculate the tax effect of the adjustments, we include all current and deferred income tax expense commensurate with the adjusted measure of pre-tax profitability.

We utilize the adjusted results to review our ongoing operations without the effect of these adjustments and for comparison to budgeted operating results. We believe the adjusted results are useful to investors because they help them compare our results to previous periods and provide important insights into underlying trends in the business and how management oversees our business operations on a day-to-day basis. As an example, we adjust for the purchase accounting effect of recording deferred revenue at fair value in order to reflect the revenues that would have otherwise been recorded by acquired businesses had they remained as independent entities. We believe this presentation is useful in evaluating the underlying performance of acquired companies. Similarly, we adjust for other acquisition-related expenses, such as amortization of intangibles and other impacts of fair value adjustments because they generally are not related to the acquired business' core business performance. As an additional example, we exclude the costs of restructuring programs, which can occur from time to time for our current businesses and/or recently acquired businesses. We exclude the costs in calculating adjusted results to allow us and investors to evaluate the performance of the business based upon its expected ongoing operating structure. We believe the adjusted measures, accompanied by the disclosure of the costs of these programs, provides valuable insight.
Adjusted results should be considered only in conjunction with results reported according to accounting principles generally accepted in the United States.

	Three Months Ended		Twelve Months Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015

	(In thousands, except percentages and per share amounts)
GAAP revenues	$612,435	$597,244	$2,356,672	$2,309,222
Deferred revenue adjustments	1,275	5,260	6,687	51,361
Patent settlement	(5,554)	—	(5,554)	—
Adjusted revenues	$608,156	$602,504	$2,357,805	$2,360,583

GAAP gross profit	$261,784	$250,117	$980,994	$918,173
Severance, restructuring, and acquisition integration costs	5,461	3,024	12,276	9,364
Deferred gross profit adjustments	1,275	6,450	6,687	52,876
Purchase accounting effects related to acquisitions	912	—	1,107	267
Accelerated depreciation	246	50	864	225
Patent settlement	(5,554)	—	(5,554)	—
Adjusted gross profit	$264,124	$259,641	$996,374	$980,905

GAAP gross profit margin	42.7%	41.9%	41.6%	39.8%
Adjusted gross profit margin	43.4%	43.1%	42.3%	41.6%

GAAP net income attributable to Belden	$33,977	$49,680	$128,003	$66,204
Interest expense, net	23,092	26,582	95,050	100,613
Loss on debt extinguishment	2,342	—	2,342	—

Income tax benefit	(672)	(19,228)	(1,185)	(26,568)
Loss from discontinued operations	—	—	—	242
Loss from disposal of discontinued operations	—	—	—	86
Noncontrolling interest	(71)	(24)	(357)	(24)
Total non-operating adjustments	24,691	7,330	95,850	74,349

Amortization of intangible assets	22,782	25,701	98,385	103,791
Severance, restructuring, and acquisition integration costs	11,698	13,637	38,770	47,170
Impairment of assets held for sale	23,931	—	23,931	—
Deferred gross profit adjustments	1,275	6,450	6,687	52,876
Accelerated depreciation	294	81	928	388
Purchase accounting effects related to acquisitions	(2,274)	325	(2,079)	9,747
Patent settlement	(5,554)	—	(5,554)	—
Total operating income adjustments	52,152	46,194	161,068	213,972
Depreciation expense	11,661	11,419	46,280	46,163

Adjusted EBITDA	$122,481	$114,623	$431,201	$400,688

GAAP net income margin	5.5%	8.3%	5.4%	2.9%
Adjusted EBITDA margin	20.1%	19.0%	18.3%	17.0%

GAAP income from continuing operations	$33,906	$49,656	$127,646	$66,508
Operating income adjustments from above	52,152	46,194	161,068	213,972
Loss on debt extinguishment	2,342	—	2,342	—
Tax effect of adjustments	(18,147)	(26,558)	(51,374)	(66,777)
Adjusted income from continuing operations	$70,253	$69,292	$239,682	$213,703

GAAP income from continuing operations	$33,906	$49,656	$127,646	$66,508
Less: Net loss attributable to noncontrolling interest	(71)	(24)	(357)	(24)
Less: Preferred stock dividends	8,733	—	15,428	—
GAAP income from continuing operations attributable to Belden common stockholders	$25,244	$49,680	$112,575	$66,532

Adjusted income from continuing operations	$70,253	$69,292	$239,682	$213,703
Less: Net loss attributable to noncontrolling interest	(71)	(24)	(357)	(24)
Less: Amortization expense attributable to noncontrolling interest, net of tax	16	5	64	5
Adjusted income from continuing operations attributable to Belden common stockholders	$70,308	$69,311	$239,975	$213,722

GAAP income from continuing operations per diluted share attributable to Belden common stockholders	$0.59	$1.17	$2.65	$1.55
Adjusted income from continuing operations per diluted share attributable to Belden common stockholders	$1.42	$1.63	$5.27	$4.98

GAAP diluted weighted average shares	42,674	42,482	42,557	42,953
Adjustment for assumed conversion of preferred stock into common stock	6,857	—	2,979	—
Adjusted diluted weighted average shares	49,531	42,482	45,536	42,953

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)
We define free cash flow, which is a non-GAAP financial measure, as net cash from operating activities adjusted for capital expenditures net of the proceeds from the disposal of tangible assets. We believe free cash flow provides useful information to investors regarding our ability to generate cash from business operations that is available for acquisitions and other investments, service of debt principal, dividends and share repurchases. We use free cash flow, as defined, as one financial measure to monitor and evaluate performance and liquidity. Non-GAAP financial measures should be considered only in conjunction with financial measures reported according to accounting principles generally accepted in the United States. Our definition of free cash flow may differ from definitions used by other companies.

	Three Months Ended		Twelve Months Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015

	(In thousands)
GAAP net cash provided by operating activities	$167,365	$144,415	$314,794	$241,460
Capital expenditures, net of proceeds from the disposal of tangible assets	(17,807)	(15,475)	(53,582)	(54,436)
Non-GAAP free cash flow	$149,558	$128,940	$261,212	$187,024

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
2017 EARNINGS GUIDANCE

	Year Ended December 31, 2017	Three Months Ended April 2, 2017
Adjusted income per diluted share attributable to Belden common stockholders	$4.95 - $5.20	$0.83 - $0.93
Amortization of intangible assets	$(1.33)	$(0.34)
Severance, restructuring, and acquisition integration costs	$(0.27)	$(0.08)
GAAP income per diluted share attributable to Belden common stockholders	$3.35 - $3.60	$0.41 - $0.51

Our guidance for income per diluted share attributable to Belden common stockholders is based upon information currently available regarding events and conditions that will impact our future operating results. In particular, our results are subject to the factors listed under "Forward-Looking Statements" in this release. In addition, our actual results are likely to be impacted by other additional events for which information is not available, such as asset impairments, purchase accounting effects related to acquisitions, severance, restructuring, and acquisition integration costs, gains (losses) recognized on the disposal of tangible assets, gains (losses) on debt extinguishment, discontinued operations, and other gains (losses) related to events or conditions that are not yet known.

Forward-Looking Statements
This release contains, and statements made by us concerning the release may contain, forward-looking statements, including our expectations for the first quarter, and full-year 2017. Forward-looking statements also include statements regarding future financial performance (including revenues, expenses, earnings, margins, cash flows, dividends, capital expenditures and financial condition), plans and objectives, and related assumptions. In some cases these statements are identifiable through the use of words such as “anticipate,” “believe,” “estimate,” “forecast,” “guide,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” and similar expressions. Forward-looking statements reflect management’s current beliefs and expectations and are not guarantees of future performance. Actual results may differ materially from those suggested by any forward-looking statements for a number of reasons, including, without limitation: the impact of a challenging global economy or a downturn in served markets; the cost and availability of raw materials including copper, plastic compounds, electronic components, and other materials; the competitiveness of the global broadcast, enterprise, and industrial markets; disruption of, or changes in, the Company’s key distribution channels; volatility in credit and foreign exchange markets; the inability to execute and realize the expected benefits from strategic initiatives (including revenue growth, cost control, and productivity improvement programs); the inability to successfully complete and integrate acquisitions in furtherance of the Company’s strategic plan; the inability of the Company to develop and introduce new products and competitive responses to our products; assertions that the Company violates the intellectual property of others and the ownership of intellectual property by competitors and others that prevents the use of that intellectual property by the Company; risks related to the use of open source software; the inability to retain senior management and key employees; disruptions in the Company’s information systems including due to cyber-attacks; variability in the Company’s quarterly and annual effective tax rates; perceived or actual product failures; political and economic uncertainties in the countries where the Company conducts business, including emerging markets; the impairment of goodwill and other intangible assets and the resulting impact on financial performance; the impact of regulatory requirements and other legal compliance issues; disruptions and increased costs attendant to collective bargaining groups and other labor matters; and other factors.

For a more complete discussion of risk factors, please see our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 25, 2016. Although the content of this release represents our best judgment as of the date of this report based on information currently available and reasonable assumptions, we give no assurances that the expectations will prove to be accurate. Deviations from the expectations may be material. For these reasons, Belden cautions readers to not place undue reliance on these forward-looking statements, which speak only as of the date made. Belden disclaims any duty to update any forward looking statements as a result of new information, future developments, or otherwise, except as required by law.

About Belden
Belden Inc. delivers a comprehensive product portfolio designed to meet the mission-critical network infrastructure needs of industrial, enterprise and broadcast markets. With innovative solutions targeted at reliable and secure transmission of rapidly growing amounts of data, audio and video needed for today's applications, Belden is at the center of the global transformation to a connected world. Founded in 1902, the Company is headquartered in St. Louis and has manufacturing capabilities in North and South America, Europe and Asia. For more information, visit us at www.belden.com or follow us on Twitter @BeldenInc.

Contact:
Belden Investor Relations
314-854-8054
Investor.Relations@Belden.com

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